                 Exhibit 23 - Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8) effective March 12, 1993 and May 25, 1994 pertaining to the Saga Communications, Inc. 1992 Stock Option Plan and in the related Prospectus of our report dated February 14, 1997 with respect to the consolidated financial statements and schedule of Saga Communications, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1996.


                                                /s/ Ernst & Young LLP

Detroit, Michigan
March 26, 1997